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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-57100) and in the Registration Statements on Form S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated June 3, 1999 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Seattle, Washington
July 23, 1999